                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Arup Sen the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign on his or her behalf, as a director or officer, or both, as the case may be, of Electropharmacology, Inc., a Delaware corporation (the "Corporation"), a Post-Effective Amendment No. 1 to the Corporation's Registration Statement on Form S-3 (No. 333-03887) and to sign any or all amendments thereto, or post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated: April 11, 1997




/s/ DAVID SALOFF
----------------------------------------
David Saloff



/s/ MURRAY FELDMAN
----------------------------------------
Murray Feldman



/s/ STEVEN MAYER
----------------------------------------
Steven Mayer



/s/ LARRY HAIMOVITCH
----------------------------------------
Larry Haimovitch